EXHIBIT 23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Directrix, Inc. on Form S-8 ("Registration Statement"), of our report dated March 15, 1999 on our audits of the financial statements of Directrix, Inc. as of December 31, 1998 and the results of its operations and cash flows for the years ended December 31, 1997 and 1998, which report is included in the 1998 Annual Report in the Form 10-KSB of Directrix, Inc. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


                                                          GRANT THORNTON L.L.P.


New York, New York
April 3, 2000